Exhibit 99.1

rVue, Inc. Announces Intention to Voluntarily Deregister as a Reporting Company with the SEC

Chicago, IL – (Marketwired October 18, 2016) -- rVue Holdings, Inc. (OTC PINK: RVUE), a premier advertising technology platform for digital location video, announced that the Company intends to voluntarily deregister as a reporting company with the SEC.

Over the past several years, rVue has consistently reviewed various ways to both reduce and retain costs as it builds revenue.  Over the past several months, the Company has been engaged in a study of the benefits and costs associated with being publicly traded.  The decision of the Company’s Board of Directors to deregister the Company’s common stock was based on the consideration of several factors including the significant cost to the Company of filing periodic reports with the Securities Exchange Commission (the “SEC”) and the cost of complying with Section 404 of the Sarbanes-Oxley Act in relationship with revenue.

“Given the size of rVue, low market capitalization, and the fact that its stock is thinly-traded, the Board has unanimously determined that the financial burden of continuing as a reporting company is disproportionate to any benefits of maintaining the registered status of the Company’s shares,” said Mark Pacchini, President and CEO.  “In addition, this will allow management to focus more on sales activities that will enhance the Company’s revenue stream.”

Therefore, the Company today announced that it plans to voluntarily withdraw its common stock from registration under the Securities Exchange Act of 1934 (the “Exchange Act”), on or about November 9, 2016, thus terminating the Company’s status as a public reporting company and suspending its obligation to file periodic reports, including Forms 10-K, 10-Q and 8-K with the SEC.

The Company’s periodic reporting obligations under the Exchange Act will be suspended prior to November 14, 2016 (the date the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2016 would have otherwise been due.)

Additional information can be found on the Company’s Form 8-K filed with the SEC today.

About rVue

rVue Holdings, Inc. is an advertising technology company providing the digital distribution platform for the Digital Place-Based Advertising industry. The Company connects approximately one million digital screens across 175 networks delivering access to 250 million daily impressions in one simple platform. Backed by the industry's most intuitive and intelligent platform, rVue has the technology, data and expertise to connect brands and targeted consumers where and when it matters most. For more information, please visit http://www.rvue.com.

Forward Looking Statements

This press release contains "forward looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.

Company Contacts

Mark Pacchini

President and CEO

312-361-3368